Exhibit 16.1

GRANT THORNTON LLP

1375 East 9th Street, Suite 1500

Cleveland, Ohio 44114-1718

T    216.771.1400

F    216.771.1409

www.GrantThornton.com

January 15, 2021

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re:	PurposeBuilt Brands, Inc.

File No. Form S-1

Dear Sir or Madam:

We have read the section entitled “Changes in Accountants” of Form S-1 of PurposeBuilt Brands, Inc. dated January 15, 2021 and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP

GT.COM	U.S. member firm of Grant Thornton International Ltd